UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2006

American Vantage Companies
(Exact name of registrant as specified in its charter)

Nevada	0-10061	04-2709807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4735 South Durango Drive - Suite 105
Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 227-9800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 25, 2006, the Registrant received a Claim Notice and Demand for Release of Escrow Shares (the “Notice”) from counsel to Genius Products, Inc. (“Genius”). The Notice set forth certain claims and demands of Genius arising out of the Agreement and Plan of Merger dated March 21, 2005 to which the Registrant and Genius are parties (the “Merger Agreement”). The Notice set forth a demand to the escrow agent to release to Genius all of the 600,000 shares of Genius common stock held in escrow pursuant to the Merger Agreement by no later than June 15, 2006, and further demanded that by such date, the Registrant pay to Genius the sum of $1,221,533. The following summarizes the assertions of Genius set forth in the Notice:

1.
The Registrant intentionally failed to disclose the existence of a currently pending bankruptcy action entitled In re Winstar Communications, Inc., et al. to which Wellspring Media, Inc., a former wholly-owned subsidiary of the Registrant, was the defendant, and thereby breached its representation in the Merger Agreement with respect to existing litigation.

2.	Certain taxes that the Registrant represented had been paid either have not been paid or remain due, the full extent of which is under review by Genius and will be the subject of a subsequent demand.

3.
The Registrant breached Section 2.5(f) of the Merger Agreement which represented that, at February 28, 2005, the Registrant’s consolidated accounts payable was no more than $5,275,000 and its accounts receivable was no less than $4,531,000. Genius asserts that at such date, the Registrant’s accounts payable was greater than $5,275,000 by at least $20,000, and its accounts receivable was less than $4,531,000 by at least $1,897,808. The Notice states that the Registrant elected to conceal the fact that a substantial portion of its accounts receivable was well in excess of 240 days past due and that certain customers of the Registrant had simply refused to pay.

The Registrant has received written notice from the escrow agent that the escrow agent will not release the escrowed shares until it receives joint written instructions from the Registrant and Genius authorizing such release or alternatively, a final decision of a court of competent jurisdiction pursuant to the Merger Agreement directs the distribution of the escrowed shares. The Registrant is in the process of responding to the Notice and believes that the claims of Genius set forth therein are without merit. Accordingly, the Registrant intends to fully and vigorously defend any and all such claims. In addition, the Registrant may assert counterclaims against Genius arising out of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2006

American Vantage Companies

By:	/s/ Ronald J. Tassinari
Ronald J. Tassinari,
Chairman, President and Chief Executive Officer